UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2014

Frank’s International N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	001-36053	98-1107145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Prins Bernhardplein 200

1097 JB Amsterdam, The Netherlands

(Address of principal executive offices)

+31 (0)20 52 14 777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2014, Frank’s International N.V. (the “Company”) appointed Victor C. Szabo, age 41, as Chief Accounting Officer and to serve as the Company’s principal accounting officer until his successor is chosen and qualified or until his earlier death, resignation, retirement, disqualification or removal from office.

Mr. Szabo currently serves as the Company’s Chief Accounting Officer, a position he has held since February 2014. Prior to serving in his current position, Mr. Szabo was the Company’s Controller since August 2006, and an Assistant Controller when he joined the Company in July 2005. Before joining the Company, Mr. Szabo was a Senior Financial Analyst for Copano Energy, LLC, a midstream energy company, from February 2004 to June 2005; he was the Director of Corporate Analysis at Dunhill Resources, Inc., an upstream energy company, from December 2002 to February 2004; and he held various accounting, financial planning and analysis positions at CMS Oil and Gas, an upstream energy company, from November 1995 to December 2002. Mr. Szabo received his Bachelor of Business Administration in Accounting from Western Michigan University.

There are no understandings or arrangements between Mr. Szabo and any other person pursuant to which Mr. Szabo was selected to serve as an officer, other than his employment relationship set forth above. Mr. Szabo does not have any relationships requiring disclosure under Item 401(d) of Regulation S-K or any interests requiring disclosure under Item 404(a) of Regulation S-K. Mr. Szabo is eligible to receive grants under the Company’s 2013 Long Term Incentive Plan, which was filed as Exhibit 4.3 to the Registration Statement on Form S-8 on August 13, 2013, and is incorporated herein by reference.

In connection with Mr. Szabo’s appointment, he entered into an indemnification agreement with the Company. The agreement provides, to the fullest extent permitted by the Company’s Deed of Amendment to Articles of Association dated August 13, 2013 and the law of The Netherlands, that the Company will indemnify him against any and all liabilities, claims, judgments, fines, penalties, interest and expenses, including attorney’s fees, incurred in connection with any expected, threatened, pending or completed action, investigation or other proceeding, whether civil, criminal or administrative, involving him by reason of his position as an officer.

The foregoing description is qualified in its entirety by reference to the full text of the indemnification agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frank’s International N.V.

Date: February 6, 2014	By:	/s/ Mark G. Margavio
Name: Mark G. Margavio Vice President, Chief Financial Officer and Treasurer